      NEWS BULLETIN             RE:       THE FORTRESS GROUP, INC.
           FROM:                          1650 TYSONS BOULEVARD - SUITE 600
                                          MCLEAN, VA 22102-WWW.FORTRESSGROUP.COM
THE FINANCIAL RELATIONS BOARD
                                          NASDAQ: FRTG

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        FOR FURTHER INFORMATION

AT THE FORTRESS GROUP:           AT THE FINANCIAL RELATIONS BOARD/WEBER SHANDWICK WORLDWIDE:
Brian S. Buchanan                Larry Stein                          Leslie Loyet
V.P. & Treasurer                 General Information                  Analysts/Investors
bbuchanan@fortressgroup.com      lstein@webershandwick.com            lloyet@webershandwick.com
(703) 442-4545                   (312) 640-6794                       (312) 640-6672


FRIDAY, JANUARY 4, 2002


                 FORTRESS GROUP REPORTS RESULTS OF TENDER OFFER



MCLEAN, VA.--JANUARY 4, 2002--THE FORTRESS GROUP, INC., (NASDAQ: FRTG), a nationally diversified homebuilder, today announced the results of its "Dutch Auction" tender offer (the "Offer") for a portion of its outstanding 13-3/4% Senior Notes Due 2003 (the "Notes"), which expired Friday December 28, 2001. As of the Expiration Date, a total of $11,625,000 principal amount of Notes were tendered at a price of $800 per $1,000. All Notes tendered were accepted in full. Settlement took place on December 31, 2001.

The Company paid a total of $9.3 million in principal to purchase the Notes, in addition to accrued interest on the Notes. The Company expects to report a profit of approximately $1.8 million on the transaction before income taxes. The purchase of these Notes will reduce the Company's annual interest cost by $1.6 million. Following the purchase the Company has $42.6 million of Notes remaining outstanding.

Banc of America Securities LLC acted as the exclusive dealer manager for the Offer.


ABOUT THE COMPANY

The Fortress Group is a nationally diversified homebuilder, building single-family homes for first-time, move-up and luxury homebuyers in many of the nation's major regional housing markets. The Company's homes are marketed under the names of its operating subsidiaries: The Genesee Company (Colorado and Arizona), Wilshire Homes (Texas), and Iacobucci Homes (Pennsylvania and New Jersey). Fortress Mortgage, Inc., a wholly owned subsidiary of The Fortress Group, Inc., provides permanent loan financing to purchasers of The Fortress Group's homes through a variety of conventional and government backed financing programs. These mortgage programs are available through branch offices located in the regional markets served by The Fortress Group's homebuilding subsidiaries.

                                     -MORE-

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                                                        THE FORTRESS GROUP, INC.
                                                                           ADD 1

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of words like "may," "will," "expect," "anticipate," "should," "estimate," or "continue" or similar expressions. Such statements represent the Company's judgment and involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, housing demand in the Company's markets, the affect of government regulation, the potential delisting of the Company's stock, the availability of working capital, the price of the company's common stock, weather conditions, changes in general economic conditions and other factors which may adversely affect The Fortress Group's operating results including net income and/or net income per share. See the Company's reports filed with the SEC for additional discussion of these risks and other factors, which may affect earnings.


                           FOR ADDITIONAL INFORMATION,
             CONTACT BRIAN BUCHANAN, VICE PRESIDENT AND TREASURER OF
                     THE FORTRESS GROUP, AT (703) 442-4545.

                VISIT THE FORTRESS GROUP AT WWW.FORTRESSGROUP.COM
             OR THE FORTRESS PAGE ON FRB'S WEBSITE AT WWW.FRBINC.COM


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